UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party Other than the Registrant ☐

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☐  Soliciting Material Pursuant to § 240.14a-12

HARBINGER GROUP INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HARBINGER GROUP INC.
100 Meridian Centre, Suite 350
Rochester, New York 14618
(585) 242-2000

April 23, 2010

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Harbinger Group Inc., to be held on May 25, 2010, at 4:00 p.m., local time, at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022.

At the meeting, stockholders will be asked to consider matters contained in the enclosed Notice of Annual Meeting of Stockholders.

Stockholders of record can vote their shares by using a toll-free telephone number. Instructions for using this convenient service are provided on the proxy card. Please make sure to read the enclosed information carefully before voting your shares. You may also vote your shares by marking your votes on the enclosed proxy or following the enclosed voting instruction card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares in person.

We appreciate your continued interest in Harbinger Group Inc.

Sincerely,

Philip A. Falcone
Chairman of the Board,
President and Chief Executive Officer

HARBINGER GROUP INC.
100 MERIDIAN CENTRE, SUITE 350
ROCHESTER, NEW YORK 14618
(585) 242-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2010

To Our Stockholders:

We will hold the Annual Meeting of Stockholders of Harbinger Group Inc., a Delaware corporation (“HGI” or the “Company”), on May 25, 2010 at 4:00 p.m., local time, at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022. The purposes of the meeting are to:

1. Elect two Class III directors;

2. Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We enclose with the attached Proxy Statement our 2009 Annual Report, which contains financial and other information about us but is not incorporated by reference into our proxy materials. The Company’s Proxy Statement and a proxy and/or voting instruction card accompany this Notice. The enclosed Proxy Statement contains information regarding the matters to be acted upon at the Annual Meeting.

The Board of Directors has set the close of business on April 16, 2010 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. The stock transfer books of the Company will not be closed following the record date. A list of stockholders entitled to vote at the meeting will be available for inspection at the Annual Meeting and will also be available for ten days prior to the meeting, during normal business hours, at the principal office of the Company located at 100 Meridian Centre, Suite 350, Rochester, New York 14618.

Stockholders are cordially invited and encouraged to attend the Annual Meeting in person. In the event that stockholders cannot attend the Annual Meeting, stockholders of record can vote their shares by completing and returning the enclosed proxy card, properly signed, or by using a toll-free telephone number. Instructions for using this convenient service are provided on the proxy card.

By Order of the Board of Directors,

Philip A. Falcone
Chairman of the Board,
President and Chief Executive Officer

Rochester, New York
April 23, 2010

HARBINGER GROUP INC.
100 MERIDIAN CENTRE, SUITE 350
ROCHESTER, NEW YORK 14618
(585) 242-2000

PROXY STATEMENT

FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND ANNUAL MEETING

Why am I receiving these materials?

This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and proxy card are being furnished to the stockholders of Harbinger Group Inc. (“HGI” or the “Company”) by the Board of Directors of the Company to solicit your proxy to vote at the 2010 Annual Meeting of Stockholders to be held on May 25, 2010, at 4:00 p.m. local time, at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022. Certain officers, directors and other employees may also solicit proxies on our behalf by mail, telephone, fax, internet or in person.

This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the meeting, however, to vote your shares. You may return the enclosed proxy card by mail. If your shares are held in “street name”, you may have voting instructions enclosed, rather than a proxy card.

We will begin mailing this Proxy Statement, along with the proxy card and our Annual Report for the year ended December 31, 2009, on or about April 29, 2010.

We have requested that banks, brokerage firms and other nominees who hold common stock on behalf of the owners of the common stock (such stock is often referred to as being held in “street name”) as of the close of business on April 16, 2010 forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

What materials am I receiving?

You are receiving:

1. this Proxy Statement for the Annual Meeting,

2. the proxy card or voting instruction form for the Annual Meeting, and

3. the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, or SEC, on March 9, 2010.

What is the purpose of the Annual Meeting?

At the Annual Meeting, including any adjournment or postponement thereof, the stockholders of HGI will be asked to consider and vote upon two proposals:

1. to elect two Class III directors, and

2. to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter at their discretion.

What does the Board recommend?

Our Board recommends that you vote:

•	“FOR” the election of each of the named nominees to the Board, and

•	“FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.

Who can vote?

Our Board has fixed the close of business on April 16, 2010 as the date to determine the stockholders who are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof. On the record date, our outstanding capital stock consisted of 19,284,850 shares of common stock which was held by approximately 1,850 holders of record. Each share of common stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval.

Can I obtain a list of stockholders entitled to vote at the meeting?

At the Annual Meeting, and at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at our principal office, 100 Meridian Centre, Suite 350, Rochester, New York 14618, during regular business hours. Stockholders of record may inspect the list for proper purposes.

What is the difference between a stockholder of record and a holder of shares in “street name”?

Stockholder of Record.  If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer, you are the stockholder of record of those shares. The proxy materials were sent directly to you by the Company and you can vote your shares as instructed on the proxy card.

Beneficial Owner of Shares Held in “Street Name”.  If your shares are held in the name of your bank, brokerage firm or other nominee, we refer to these shares as being held in “street name”. These proxy materials were forwarded to you by that organization, and their instructions for voting your common stock should accompany this Proxy Statement.

How do I attend the Annual Meeting?

All stockholders are invited to attend the Annual Meeting. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their ownership can be verified. Beneficial owners must bring an account statement or letter from his or her bank or brokerage firm showing that he or she owns common stock as of the close of business on April 16, 2010, along with a form of photo identification. Registration will begin at 3:00 p.m. local time and the Annual Meeting will begin at 4:00 p.m. local time.

How do I vote in person?

If you are a stockholder of record and prefer to vote your shares of common stock at the Annual Meeting, you should bring the enclosed proxy card or proof of identity. We will have ballots available at the meeting. If your common stock is held in “street name” — in the name of a bank, brokerage firm or other nominee — and you plan to attend the Annual Meeting, you will need to obtain a signed proxy from the record holder giving you the right to vote the shares of common stock.

If I am a stockholder of record, how do I vote?

As described above, you can vote shares held directly in your name in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy to vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your vote is very important and we hope that you will attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instruction on your proxy card. You can vote by mail by simply marking your proxy card, signing and dating it, and returning it in the enclosed postage-paid envelope.

As an alternative to voting by proxy or in person, you can simplify your voting and save the Company expense by calling 1-800-PROXIES (or 1-800-776-9437). Telephone voting information is provided on the proxy card. A control number, located above your name and address on the lower left of the proxy card, is designed to verify your identity and allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you do vote by telephone, it is not necessary to return your proxy card.

How do I vote my common stock if it is held in “street name”?

If your shares are held in the name of your bank or brokerage firm or other nominee, that party should give you instructions for voting your common stock. The availability of telephone or electronic voting will depend on the voting processes of the nominee that holds your shares. Please refer to the enclosed voting instructions.

What is a “quorum”?

We may hold the Annual Meeting only if a “quorum” is present, either in person or by proxy. A “quorum” is a majority of our outstanding shares of common stock outstanding on the record date. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we may adjourn the meeting from time to time until we have a quorum.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted. If you specify a choice with respect to any matter, your shares will be voted as you instruct.

What if I do not give specific instructions?

If you are a record holder of shares and you do not give specific voting instructions, the proxy holders will vote your shares as recommended by the Board on all matters presented in this Proxy Statement, and as the proxy holders determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If your shares are held in street name and you do not give specific voting instructions to your nominee, then, under the rules of various securities exchanges, your nominee generally may vote on routine matters but cannot vote on non-routine matters. If you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is generally referred to as a “broker non-vote.”

Which ballot measures are “routine” or “non-routine”?

The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2010 is considered routine under applicable rules. A broker or other nominee generally may vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.

The election of our two Class III directors is considered a non-routine matter under applicable rules. A brokerage firm or other nominee cannot vote without instructions on non-routine matters. Therefore, if you hold your shares in street name, it is critical that you give instructions on how to cast your vote if you want it to count in the election of our two Class III directors. If you do not instruct your bank, brokerage firm or other nominee how to vote in the election of directors, no votes will be cast on your behalf.

What vote is required to approve the proposals?

Each director nominee who receives an affirmative vote by the holders of a plurality of the votes cast will be elected a director.

The proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for 2010 requires the affirmative vote by the holders of a majority of the votes cast at the Annual Meeting.

Harbinger Capital Partners Master Fund I, Ltd., Global Opportunities Breakaway Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, the “Harbinger Funds”) which, as of the record date, held approximately 51.6% of our outstanding shares of common stock, have notified us that they intend to vote all of their shares at the Annual Meeting in favor of the election of the named nominees for director and for the ratification of the appointment of Deloitte.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, however, do not technically constitute a vote “for” or “against” any matter and therefore will be disregarded in the calculation of votes cast and whether stockholder approval of a proposal has been obtained.

Can I change my vote after I have voted?

Yes. At any time before the vote on a proposal you may change your vote by:

•	submitting a new proxy with a later date by telephone or by mail, or

•	sending us a written notice revoking your proxy (to our Corporate Secretary at our principal executive office), or

•	attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke a proxy).

To be effective, we must receive the revocation of your vote at or prior to the Annual Meeting.

If your shares are held in “street name”, you should follow the instructions provided by your nominee.

Who will count the votes and serve as the inspector of election?

One or more persons appointed by the Company will serve as the inspector of election.

Is my vote confidential?

Generally, yes. Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, EXCEPT:

•	as necessary to meet applicable legal requirements,

•	to allow for the tabulation and certification of votes, and

•	in limited circumstances, such as a proxy contest in opposition to the Board of Directors.

Written comments on a proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name is disclosed.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of the Board of Directors. The Company is paying for the cost of preparing, assembling and mailing this proxy soliciting material. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to their customers or principals.

What is the deadline to propose actions for consideration at the 2011 Annual Meeting of stockholders?

Under applicable securities laws, stockholder proposals should be received by us no later than 120 days prior to April 29, 2011 to be considered for inclusion in our proxy statement and form of proxy relating to the 2011 Annual Stockholders Meeting. If we change the date of the 2011 Annual Meeting by more than 30 days from the date of the 2010 Annual Meeting, then stockholder proposals must be received by us a reasonable time before the Company begins to print and mail its proxy statement and form of proxy for the 2011 Annual Meeting.

Where can I find voting results?

We will announce preliminary voting results at the Annual Meeting. We will publish the final voting results from the Annual Meeting in a Current Report on Form 8-K within four business days of the date of the Annual Meeting. You will also be able to find the results on our website at www.harbingergroupinc.com.

How can stockholders communicate with the Board of Directors?

Stockholders may communicate with the Board by writing to the Board of Directors, Harbinger Group Inc., 100 Meridian Centre, Suite 350, Rochester, New York 14618.

The Corporate Secretary will forward any such correspondence to the entire Board of Directors. Please see the additional information in the section captioned “Corporate Governance — Communications with the Board of Directors”.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, if you call us at (585) 242-2000 or write to us at Harbinger Group Inc., 100 Meridian Centre, Suite 350, Rochester, New York 14618.

In addition, the Proxy Statement and Annual Report to Stockholders, as well as the documents we file with the SEC, are available on our internet site at www.harbingergroupinc.com; our Annual Report to Stockholders includes a copy of the Form 10-K (without exhibits) as filed with the SEC. We have enclosed a copy of our Annual Report to Stockholders with this Proxy Statement (but the Annual Report to Stockholders is not incorporated by reference into our proxy materials).

Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the proxy statement and annual report in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618. The Company’s main telephone number is (585) 242-2000.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 25, 2010.

The Proxy Statement and Annual Report to Stockholders are available on the Company’s internet site at www.harbingergroupinc.com under the heading “Annual Meeting and Materials.”

PROPOSAL 1

ELECTION OF DIRECTORS

Under our Certificate of Incorporation and Bylaws, our Board of Directors has fixed the size of the Board at seven directors. The Certificate provides for division of the Board into three classes of as nearly equal number of directors as possible. Class I is comprised of three directors and Class II and Class III is each comprised of two directors.

The term of each class of directors is three years, with the term for one class expiring each year in rotation. As a result, one class of directors is elected at each annual stockholders meeting for a term of three years and to hold office until their successors are elected and qualified or until their earlier death, removal or resignation. The term of the Class III directors expires at the Annual Meeting.

Our entire Board serves as our nominating committee to propose director nominees, and all nominations are approved by the Board of Directors. The Board of Directors recommends that each nominee for director be elected at the Annual Meeting. The nominees are Thomas Hudgins and Robert V. Leffler, Jr. The nominees have consented to continue to serve as directors if elected. Mr. Hudgins currently serves as a director of the Company, and has served as a director of the Company since 2009. Mr. Leffler currently serves as a director of the Company, and has served as a director of the Company since 1995. If a nominee becomes unavailable for any reason or should a vacancy occur before the election, which we do not anticipate, the proxies will be voted for the election, as director, of such other person as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than are included in the class of directors — this year, that is two.

Nominees for Election as Directors

Class III Directors — Nominees — Three Year Term Expiring 2013

Thomas Hudgins, age 70, has served as a director of the Company since October 2009. He is a retired partner of Ernst & Young LLP (“E&Y”). From 1993 to 1998, he served as E&Y’s Managing Partner of its New York Office with over 1,200 audit and tax professionals and staff personnel. During his tenure at E&Y, Mr. Hudgins was the coordinating partner for a number of multinational companies, including American Express, American Standard, Textron, McAndrew Forbes, and Morgan Stanley, as well as various mid-market and leveraged buy-out companies. As coordinating partner, he had the lead responsibility for the world-wide delivery of audit, tax and management consulting services to these clients. Mr. Hudgins also served on E&Y’s international executive committee for its global financial services practice. Mr. Hudgins serves as a member of the board of directors and chairman of the audit committee and member of the compensation committee of RHI Entertainment Inc. He previously served on the board of directors and as a member of various committees of Foamex International Inc. and Aurora Foods, Inc. E&Y, RHI Entertainment Inc., Foamex International Inc. and Aurora Foods, Inc. are not affiliates of HGI. We have nominated Mr. Hudgins because he possesses particular knowledge and experience in accounting, finance and capital structures, which strengthens the Board’s collective qualifications, skills and experience.

Robert V. Leffler, Jr., age 64, has served as a director of HGI since May 1995. For more than the past six years, Mr. Leffler has owned and operated the Leffler Agency, an advertising and marketing/public relations firm based in Baltimore, Maryland and Tampa, Florida, which specializes in sports, rental real estate and broadcast television. The Leffler Agency is not an affiliate of HGI. We have nominated Mr. Leffler because we believe he provides a unique historical perspective to our long operating history in light of his service on our Board since 1995.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS.

Continuing Directors

Class I Directors — Terms Expiring 2012

Lap Wai Chan, age 43, has served as a director of the Company since October 2009. He is a consultant to MatlinPatterson Global Advisors (“MatlinPatterson”), a private equity firm focused on distressed control investments across a range of industries. From July 2002 to September 2009, Mr. Chan was a Managing Partner at MatlinPatterson. Prior to that, Mr. Chan was a Managing Director at Credit Suisse First Boston H.K. Ltd. (“Credit Suisse”). From March 2003 to December 2007, Mr. Chan served on the board of directors of Polymer Group, Inc. MatlinPatterson, Credit Suisse and Polymer Group, Inc. are not affiliates of HGI. We elected Mr. Chan as a director because of his extensive investment experience, particularly in Asia and Latin America, which strengthens the Board’s collective qualifications, skills and experience.

Lawrence M. Clark, Jr., age 38, has served as a director of the Company since July 2009. Mr. Clark is also a director of our subsidiary, Zap.Com Corporation (“Zap.Com”). He is a Managing Director and Director of Investments of Harbinger Capital Partners LLC, a private equity fund and an affiliate of HGI, and is responsible for investments in metals, mining, industrials and retail companies, among other sectors. Mr. Clark has served in that position since January 2006 and prior to that was a vice president from October 2002. Prior to joining Harbinger Capital Partners LLC, and from April 2001, Mr. Clark was a Distressed Debt and Special Situations Research Analyst at Satellite Asset Management, L.P., where he covered financially stressed and distressed industrial, cyclical and energy companies. He has actively participated in several financial restructurings in official and unofficial capacities as representative of holders of both secured and unsecured creditors. Satellite Asset Management, L.P. is not an affiliate of HGI. Mr. Clark has completed Levels I and II of the Chartered Financial Analyst designation program. We elected Mr. Clark as a director because of his extensive investment experience in a broad range of industries and his relationship with the Harbinger Funds, thereby providing the Board with important interaction with, and access to, our controlling stockholders.

Peter A. Jenson, age 44, has served as a director of the Company since July 2009. He is a Managing Director and Chief Operating Officer of Harbinger Capital Partners LLC an affiliate of HGI, and was elected Secretary of the Company and its subsidiary, Zap.Com, in July 2009. Mr. Jenson is responsible for all operational activities of the Harbinger Funds and management companies, including trade operations, portfolio accounting, valuation, treasury and portfolio financing, legal and compliance, information technology, administration and human resources. Prior to joining Harbinger Capital Partners LLC in 2009, Mr. Jenson held similar senior executive positions where he was responsible for finance and administration activities at Citadel Investment Group, a global financial institution, and Constellation Commodity Group, an energy company. Mr. Jenson was a Partner at PricewaterhouseCoopers LLP where he was responsible for attestation and consulting activities across a broad spectrum of financial services clients, including commercial and international banks, trading organizations and investment companies. None of the companies Mr. Jenson worked with before joining Harbinger Capital Partners LLC is an affiliate of HGI. Mr. Jenson is a Chartered Accountant in Australia, a Certified Practising Accountant, and a Fellow of The Securities Institute in Australia. We elected Mr. Jenson as a director because of his expertise in operational activities, his knowledge of accounting and finance and his relationship with the Harbinger Funds, thereby providing the Board with important interaction with, and access to, our controlling stockholders.

Class II Directors — Terms Expiring 2011

Philip A. Falcone, age 46, has served as a director, the Chairman of the Board, President and Chief Executive Officer of the Company since July 2009. He is Chief Investment Officer and Chief Executive Officer of Harbinger Capital Partners LLC, an affiliate of HGI, and is the Chairman of the Board, President and Chief Executive Officer of HGI’s subsidiary, Zap.Com. Mr. Falcone formed the predecessor of Harbinger Capital Partners LLC in 2001, and oversees its investment and business functions. Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations. Prior to joining the predecessor of Harbinger Capital Partners LLC, Mr. Falcone served as Head of High Yield trading for Barclay’s Capital. None of the companies Mr. Falcone worked with before joining the predecessor of Harbinger Capital Partners LLC is an affiliate of HGI. We elected Mr. Falcone as a director because of his extensive investment experience and his controlling relationship with our controlling stockholders. We elected Mr. Falcone as our Chairman of the Board, President and Chief Executive Officer because of his experience, and current position, as Chief Investment Officer and Chief Executive Officer of Harbinger Capital Partners LLC.

Keith M. Hladek, age 34, has served as a director of the Company since October 2009. Mr. Hladek is also a director of our subsidiary, Zap.Com. He is Chief Financial Officer of Harbinger Capital Partners LLC, an affiliate of HGI. Mr. Hladek is responsible for all accounting and operations of the Harbinger Funds and management companies, including portfolio accounting, valuation, settlement, custody, and administration of investments. Prior to joining Harbinger Capital Partners LLC in 2009, Mr. Hladek was Controller at Silver Point Capital, a distressed debt and credit-focused private investment firm, where he was responsible for accounting, operations and valuation for various funds and related financing vehicles. None of the companies Mr. Hladek worked with before joining Harbinger Capital Partners LLC is an affiliate of HGI. Mr. Hladek is a Certified Public Accountant in New York. We elected Mr. Hladek as a director because of his extensive accounting and operations experience and his relationship with the Harbinger Funds, thereby providing the Board with important interaction with, and access to, our controlling stockholders.

Special Note Regarding Directors and Officers Designated by the Harbinger Funds.

In July 2009, the Harbinger Funds purchased 9,937,962 shares of our common stock from Malcolm I. Glazer, Linda Glazer, The Malcolm I. Glazer Family Limited Partnership, and Avram A. Glazer (the “Sellers”). Pursuant to this transaction, (1) the Sellers granted to Harbinger Capital Partners LLC, the investor representative for the Harbinger Funds, an irrevocable proxy to vote the shares of our common stock owned by the Sellers for the election of Avram Glazer and two designees of Harbinger Capital Partners LLC, Philip A. Falcone and Corrine J. Glass, to the Board at our 2009 annual meeting of stockholders and (2) each of Avram A. Glazer, Edward S. Glazer, Darcie S. Glazer and Bryan G. Glazer resigned as directors and officers of the Company and its subsidiaries.

Harbinger Capital Partners LLC, Mr. Falcone and Ms. Glass subsequently appointed Lawrence M. Clark, Jr. and Peter A. Jenson to fill two of the vacancies on our Board created by such resignations and elected Mr. Falcone to fill the positions of Chairman of the Board and President and Chief Executive Officer and Mr. Jenson as Secretary of the Company. Ms. Glass subsequently resigned from her directorship in October 2009 and Mr. Keith M. Hladek was elected by the Board to fill this vacancy.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

In April 2010, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2010. Deloitte has served as the Company’s independent registered public accounting firm since 2007. The Audit Committee considers Deloitte to be well qualified.

Although stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by any applicable law or regulation, stockholder views are being solicited and will be considered by the Audit Committee and the Board when appointing an independent and registered public accounting firm for fiscal 2011. This proposal will be ratified if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, and a quorum is present. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders. We expect that a representative of Deloitte will be present at the Annual Meeting, with the opportunity to make a statement if he or she so desires and to be available to answer appropriate questions.

To the Company’s knowledge, neither Deloitte nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as the Company’s independent registered public accounting firm.

For information about the professional services rendered by Deloitte to us for fiscal years 2009 and 2008, please see the section captioned “Auditors’ Fees”.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE BOARD’S
APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

CORPORATE GOVERNANCE

Controlled Company

The Board of Directors has determined that HGI is a “controlled company” for the purposes of Section 303A of the New York Stock Exchange Listed Company Manual (the “NYSE Rules”), as the Harbinger Funds control more than 50% of the Company’s voting power. A controlled company may elect not to comply with certain NYSE Rules, including (1) the requirement that a majority of the Board of Directors consist of independent directors, (2) the requirement that a nominating/corporate governance committee be in place that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) the requirement that a compensation committee be in place that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. We currently avail ourselves of the “controlled company” exceptions. The Board has determined that it is appropriate not to have a nominating/corporate governance or compensation committee because of our relatively limited number of directors, our limited number of senior executives and our status as a “controlled company” under applicable NYSE Rules.

Corporate Governance Guidelines and Code of Ethics and Business Conduct

The Board of Directors has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. These Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing stockholder value over the long term. The Corporate Governance Guidelines address, among other things, Board composition, director qualifications standards, selection of the Chairman of the Board and the Chief Executive Officer, director responsibilities and the Board committees.

The Board of Directors has adopted a Code of Ethics and Business Conduct to provide guidance to all the Company’s directors, officers and employees, including the Company’s principal executive officer, principal accounting officer or controller or persons performing similar functions.

Governance Documents Availability

We have posted our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the Audit Committee Charter on our website under the “Corporate Governance” heading at www.harbingergroupinc.com. These governance documents are also available in print without charge to any stockholder of record that makes a written request to the Company. Inquiries must be directed to Harbinger Group Inc., Attn: Investor Relations, 100 Meridian Centre, Suite 350, Rochester, NY 14618.

Director Independence

The Board of Directors has determined that Messrs. Chan, Hudgins and Leffler are independent members of the Board under the NYSE Rules. Our Board also determined that our former directors, Messrs. Gfeller and Halldow, were independent under the NYSE Rules. Under the NYSE Rules, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, the Board has determined that each of the independent directors named above has no material relationship with the Company, nor has any such person entered into any material transactions or arrangements with the Company or its subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, and is therefore independent under the NYSE Rules.

As provided for under the NYSE Rules, the Board has adopted categorical standards or guidelines to assist the Board in making its independence determinations with respect to each director. Under the NYSE Rules, immaterial relationships that fall within the guidelines are not required to be disclosed in this proxy statement.

Director Selection Process

As stated above, we do not have a nominating committee. The entire Board performs the function of the nominating committee. Stockholders and members of the Board may, however, submit nominees for election to the Company’s Board of Directors to the entire Board for its consideration.

We do not have a formal policy concerning stockholder recommendations to the Board of Directors. The Board has determined that it is appropriate to not have such a policy given the infrequency of such recommendations and our status as a “controlled company” under applicable NYSE Rules. We did not receive any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the slate of nominees in this Proxy Statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Board would consider any candidate proposed in good faith by a stockholder. To do so, a stockholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to our Board at the address listed below. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long.)

In evaluating director nominees, the Board considers the appropriate skills and personal characteristics needed in light of the makeup of the current Board, including considerations of character, background, professional experience, differences in viewpoint, education, skill, race, gender, national origin and other individual qualities and attributes. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Board does, however, believe it is appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules and for a “financially sophisticated” audit committee member as defined by NYSE Rules. The Company also believes it is appropriate for a member or members of the Company’s management to participate as members of the Board.

The Board of Directors identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board would be polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if appropriate.

Related Person Transactions

Our Audit Committee is responsible for reviewing and addressing conflicts of interests of directors and executive officers, as well as reviewing and discussing with management and the independent registered public accounting firm, and approving as the case may be, any transactions or courses of dealing with related parties that are required to be disclosed pursuant to Item 404 of Regulation S-K, which is the SEC’s disclosure rules for certain related party transactions.

Management Services Agreement

Effective March 1, 2010, we entered into a Management and Advisory Services Agreement with Harbinger Capital Partners LLC, pursuant to which Harbinger Capital Partners LLC has agreed to provide us with advisory and consulting services, particularly with regard to identifying and evaluating investment opportunities. Harbinger Capital Partners LLC is an affiliate of the Harbinger Funds, which collectively hold approximately 51.6% of our outstanding shares of common stock. Harbinger Capital Partners LLC is also the employer of Messrs. Falcone, Jenson, Clark and Hladek, who are directors and, in the case of Messrs. Falcone and Jenson, officers of the Company. We have agreed to reimburse Harbinger Capital Partners LLC for (1) its out-of-pocket expenses and its fully-loaded cost (based on budgeted compensation and overhead) of services provided by its legal and accounting personnel (but excluding such services as are incidental and ordinary course activities) and (2) upon our completion of any transaction, Harbinger Capital Partners LLC’s out-of-pocket expenses and its fully-loaded cost (based on budgeted compensation and overhead) of services provided by its legal and accounting personnel (but not its investment banking personnel) relating to such transaction, to the extent not previously reimbursed by us. Requests by Harbinger Capital Partners LLC for reimbursement are subject to review by our Audit Committee, after review by our management. The Management Services Agreement has a three-year term, with automatic one-year extensions unless terminated by either party with 90 days’ notice. No fees were paid to Harbinger Capital Partners LLC under the Management and Advisory Services Agreement in 2009.

Board Leadership Structure and Risk Management

Philip A. Falcone serves as Chairman of the Board and as our Chief Executive Officer. Prior to Mr. Falcone’s election to these positions, Avram Glazer served as both Chairman of the Board from 1993 to 2009 and as the Company’s Chief Executive Officer from 1995 to 2009. The Board believes that combining the role of Chairman of the Board and Chief Executive Officer furthers development and execution of the Company’s strategy, facilitates information flow between management and the Board and promotes efficiency given the size of the Company and its operations. Due to Mr. Falcone’s position with the Harbinger Funds and Harbinger Capital Partners LLC, he is not an independent director. We do not have a lead independent director. We believe the governance structure we have is customary for public companies in which the lead stockholder continues to retain a majority voting interest, and we regard Mr. Falcone’s leadership role on the Board as positive for the Company in that it fosters stability and encourages consensus-building between Board initiatives and stockholder support.

The Audit Committee is primarily responsible for overseeing the Company’s risk management process on behalf of the Board. The Audit Committee periodically meets with the Company’s senior management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. While the Audit Committee and the full Board oversee the Company’s risk management, the Company’s management is responsible for the implementation of the Company’s risk management guidelines and policies and the Company’s day-to-day risk management process.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board, the Audit Committee, any individual director, or all non-management directors as a group, by writing to:

Harbinger Group Inc.
Attention: Board of Directors
100 Meridian Centre, Suite 350
Rochester, New York 14618

If the letter is from a stockholder, the letter should state that the sender is a stockholder. Under a process approved by the Board and defined in the Corporate Governance Guidelines, depending on the subject matter, management will:

•	forward the letter to the director or directors to whom it is addressed; or

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.

A summary of all relevant communications that are received after the last meeting of the full Board, or of non-management directors, and which are not forwarded will be presented at each Board meeting along with any specific communication requested by a director.

Stockholders and other interested parties who have concerns or complaints relating to accounting, internal accounting controls or other matters may contact the Audit Committee by writing to the following address:

Harbinger Group Inc.
Audit Committee
c/o Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attn: Lynn Toby Fisher

All communications will be handled in a confidential manner, to the degree the law allows. Communications may be made on an anonymous basis; however, in these cases the reporting individual must provide sufficient details for the matter to be reviewed and resolved. The Company will not tolerate any retaliation against an employee who makes a good faith report.

INFORMATION ABOUT COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Audit Committee is the only standing committee of our Board of Directors. In addition, a Special Committee of the Board functioned in late 2009 and early 2010.

Audit Committee

In accordance with the Company’s Audit Committee Charter, the Audit Committee is responsible for (1) appointing and replacing the independent registered public accounting firm; (2) determining the compensation and oversight of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting); (3) pre-approving auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by its independent registered public accounting firm; (4) delegating authority to the Chairman of the Audit Committee or any of its independent members to grant pre-approvals of audit and permitted non-audit services; (5) establishing procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters; (6) performing, at least annually, an evaluation of the performance of the Audit Committee and its members; (7) reviewing and reassessing the adequacy of the Audit Committee Charter annually and recommending any proposed changes to the Board for approval; and (8) preparing any reports required by law to be prepared by the Audit Committee, including the report of the Audit Committee required to be included in the Company’s annual proxy statement.

The Audit Committee Charter, a copy of which can be found under the “Corporate Governance” portion of the Company’s website, www.harbingergroupinc.com, is also available in print, without charge, to any stockholder who requests it, upon receipt of a phone call or written request from such person. Such request may be made to the Company’s Investor Relations Department by writing to Harbinger Group Inc., 100 Meridian Centre, Suite 350, Rochester, NY 14618, or by calling (585) 242-2000 or by sending an email request to investorrelations@harbingergroupinc.com.

The Audit Committee currently is composed of Mr. Thomas Hudgins (Chairman), Mr. Lap Wai Chan and Mr. Robert V. Leffler, Jr. The Board of Directors has determined that Messrs. Thomas Hudgins and Lap Wai Chan qualify as “audit committee financial experts,” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Board has determined that Messrs. Hudgins, Chan and Leffler are independent members of this committee under applicable SEC rules, NYSE Rules and the Company’s Corporate Governance Guidelines. For additional information regarding the Audit Committee, see the section captioned “Report of the Audit Committee”, below.

Special Committee

On December 10, 2009, the Board established a Special Committee to consider a proposed acquisition. The Special Committee consisted of Messrs. Chan (Chairman), Hudgins, and Leffler. The Special Committee’s assignment terminated in February 2010 since the proposed acquisition was not consummated.

Meetings of the Board of Directors and its Committees

During 2009, the Board of Directors held one meeting and acted by unanimous written consent six times. In addition, the Audit Committee and the Special Committee each held five meetings. During the period of the year 2009 in which he or she served as a director, each director of the Company (including individuals who were directors until July 2009) attended 100% of the aggregate number of meetings of the Board of Directors and each committee on which he or she sat.

The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Stockholders but they are not required to do so. No directors attended the Company’s 2009 annual meeting of stockholders.

Non-Management Directors

Historically, the non-management directors have met in executive session from time to time to consider such matters as they deem appropriate, without the Company’s chief executive officer, chief financial officer or other management present. In accordance with NYSE Rules for listed companies, “non-management” directors are all those who are not executive officers of the Company. The non-management directors can set their own agenda, maintain minutes and report back to the Board as a whole. Among the items that the non-management directors meet privately in executive sessions to review is the performance of the Company’s executive officers and the compensation for other elected officers. Non-management directors who do not meet the independence requirements of the NYSE Rules and any other applicable laws, rules and regulations regarding independence may participate in these sessions, but those directors who do meet the referenced independence requirements must meet in separate executive session without the participation of other directors at least once a year. The Audit Committee, which consists solely of independent non-management directors, met in executive session at least once in 2009.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company, as of the date of this Proxy Statement. All officers of the Company serve at the pleasure of the Company’s Board of Directors until their successors are elected and qualified.

Name	Age	Position

Philip A. Falcone	46	Chairman of the Board, President and Chief Executive Officer
Francis T. McCarron	53	Executive Vice President and Chief Financial Officer
Peter A. Jenson	44	Secretary
Leonard DiSalvo	51	Vice President — Finance

Philip A. Falcone, see Class II Directors above.

Francis T. McCarron, age 53, has been the Executive Vice President and Chief Financial Officer of HGI since December 2009. Mr. McCarron also serves as the Executive Vice President and Chief Financial Officer of Zap.Com, a position he has held since December 2009. From 2001 to 2007, Mr. McCarron was the Chief Financial Officer of Triarc Companies, Inc. (NYSE: TRY), which was renamed Wendy’s/Arby’s Group, Inc. in 2008. During 2008, Mr. McCarron was a consultant for Triarc Companies, Inc. During the time of Mr. McCarron’s employment, Triarc Companies, Inc. was a holding company that, through its principal subsidiary Arby’s Restaurant Group, Inc., was the franchisor of the Arby’s restaurant system. Triarc Companies, Inc. (now Wendy/Arby’s Group, Inc.) is not an affiliate of HGI.

Peter A. Jenson, see Class I Directors above.

Leonard DiSalvo, age 51, joined HGI in September 1998 as our Chief Financial Officer, a position he held until December 2009, and as our Vice President — Finance, a position he currently holds. Mr. DiSalvo also currently serves as Vice President — Finance of our subsidiary, Zap.Com, and was Chief Financial Officer of that company from April 1999 until December 2009. We expect Mr. DiSalvo’s employment will terminate, and he will become a consultant to us and our subsidiaries, effective May 31, 2010. Mr. DiSalvo was a director of Omega Protein Corporation (NYSE: OME) from June 2005 to December 2006. Additionally, until December 2005 Mr. DiSalvo was a director and Chairman of the Compensation Committee of Safety Components International, Inc. (OTCBB: SAFY), a position he held from January 2004. Mr. DiSalvo is a Certified Public Accountant in New York. Omega Protein Corporation and Safety Components International, Inc. were, but are no longer, affiliates of HGI.

COMPENSATION AND BENEFITS

Summary Compensation Table

The following table discloses compensation for the fiscal years ended December 31, 2009 and December 31, 2008 received by our (i) President and Chief Executive Officer, Philip A. Falcone, (ii) Executive Vice President and Chief Financial Officer, Francis T. McCarron, who was appointed in December 2009, (iii) Vice President — Finance, Leonard DiSalvo, and (iv) Avram A Glazer, our former Chief Executive Officer who resigned on July 9, 2009. These individuals are also referred to in this Proxy Statement as our “named executive officers.”

							Non-
							Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)(1)	($)	($)

Philip A. Falcone,	2009	— (2)	—	—	—	—	—	—	—
Chairman of the Board,
President and Chief Executive Officer
Francis T. McCarron,	2009	15,070	—	—	329,361 (3)	—	—	—	344,431
Executive Vice President
and Chief Financial Officer
Leonard DiSalvo,	2009	245,000	63,000	—	—	—	30,495	9,800 (4)	348,295
Vice President — Finance	2008	230,936	65,769	—	—	—	3,470	9,200 (4)	309,375
Avram A. Glazer,	2009	315,000	—	—	—	—	49,991	—	364,991
Former Chairman of the Board,	2008	600,000	—	—	—	—	6,490	—	606,490
President and Chief Executive Officer

(1)	As the HGI Pension Plan is frozen, the amount of future pension benefits an employee will receive is fixed. Disclosed changes in pension value are caused by actuarial related changes in the present value of the named executive officer’s accumulated benefit. Actuarial assumptions such as age and the selected discount rate will cause an annual change in the actuarial pension value of an employee’s benefit but does not result in any change in the actual amount of future benefits an employee will receive.

(2)	Mr. Falcone is an employee of an affiliate of the Harbinger Funds and he does not receive any compensation for his services as our Chairman of the Board, President and Chief Executive Officer.

(3)	In 2009, stock options were granted with a grant date fair value of $2.63 with the following assumptions used in the determination of fair value of each stock option granted using the Black-Scholes option pricing model: expected option term of six years, volatility of 32.6%, risk-free interest rate of 3.1% and no assumed dividend yield. No stock options were granted in 2008.

(4)	Amounts represent the Company’s matching contribution to Mr. DiSalvo’s account under the Company’s 401(k) Plan.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
Equity
Incentive
Plan
										Equity	Awards:
										Incentive	Market or
				Equity						Plan	Payout
				Incentive						Awards:	Value of
				Plan					Market	Number of	Unearned
	Number of		Number of	Awards:				Number of	Value of	Shares,	Shares,
	Securities		Securities	Number of				Shares or	Shares or	Units or	Units or
	Underlying		Underlying	Securities				Units of	Units of	Other	Other
	Unexercised		Unexercised	Underlying	Option			Stock That	Stock That	Rights That	Rights That
	Options		Options	Unexercised	Exercise	Option		Have Not	Have Not	Have	Have Not
	(#)		(#)	Unearned Options	Price	Expiration		Vested	Vested	Not Vested	Vested
Name	Exercisable		Unexercisable	(#)	($)(1)	Date		(#)	($)	(#)	($)

Philip A. Falcone	—		—	—	—	—		—	—	—	—
Francis T. McCarron	125,000	(2)	—	—	7.01	12/23/2019		—	—	—	—
Leonard DiSalvo	100,000	(3)	—	—	2.775	11/30/2011	(4)	—	—	—	—
	160,000	(3)	—	—	6.813	12/8/2013	(4)	—	—	—	—
Avram A. Glazer	—		—	—	—	—		—	—	—	—

(1)	The exercise price of all equity awards is equal to the fair market value (closing trading price of our common stock) on the date of grant.

(2)	Amounts vest in one-third increments annually from date of grant. Accordingly, (1) on December 24, 2010, options for 41,667 shares of common stock become exercisable; (2) on December 24, 2011, options for an additional 41,667 shares of common stock become exercisable and (3) on December 24, 2012, options for an additional 41,666 shares of common stock become exercisable.

(3)	Amounts are fully vested as of the date of this Proxy Statement.

(4)	Pursuant to Mr. DiSalvo’s Retention and Consulting Agreement, his termination of employment on May 31, 2010 will, solely with respect to his options, be deemed to be effective August 31, 2010, unless he voluntarily resigns or is terminated by the Company for cause prior to May 31, 2010.

Determination of Compensation

As stated above, we do not have a compensation committee because of the limited number of our senior executives and our status as a “controlled company” under applicable NYSE Rules. Instead, the entire Board is responsible for determining compensation for our directors and executive officers. The Board may delegate the authority to recommend the amount or form of executive or director compensation to individual directors or executive officers, but the authority to approve the compensation rests with the entire Board. During our last completed fiscal year, the Board did not retain compensation consultants to determine or recommend the amount or form of executive or director compensation, but it may do so in the future if it deems it appropriate.

Elements of Post Termination Compensation and Benefits

Pension Plan.  We have a noncontributory defined benefit pension plan whose benefits are based on employees’ years of service and compensation level. All of the costs of this plan are borne by us. The plan’s participants are 100% vested in the accrued benefit after five years of service.

In 2005, our Board authorized a freeze of the HGI pension plan in accordance with ERISA rules and regulations so that new employees, after January 15, 2006, are not eligible to participate in the pension plan and further benefits will no longer accrue for existing participants. Therefore, of our current named executive officers, only Avram A. Glazer and Leonard DiSalvo were eligible to participate in this plan and they no longer accrue additional benefits.

401(k) Plan.  We maintain a 401(k) plan in which eligible participants may defer a fixed amount or a percentage of their eligible compensation, subject to limitations. We make discretionary matching contributions of up to 4% of eligible compensation. Our match for our Vice President— Finance was $9,200 in 2008 and $9,800 in 2009. Our Chief Financial Officer was not eligible to participate in our 401(k) plan in 2009 and our Chief Executive Officer does not participate in our 401(k) plan.

Supplemental Pension Plan.  On April 1, 1992, we adopted a supplemental pension plan to provide supplemental retirement payments to certain individuals who are former executives of HGI. The amount of such payments is equal to the difference between the amounts received under the applicable pension plan and the amounts that would otherwise be received if pension plan payments were not reduced as the result of the limitations upon compensation and benefits imposed by federal law. Effective December 1994, the supplemental pension plan was frozen.

Senior Executive Health Plan.  During the second quarter of 2006, the Board established the HGI Corporation Senior Executive Retiree Health Care Benefit Plan to provide health and medical benefits for certain of our former senior executive officers. These health insurance benefits are consistent with HGI’s existing benefits available to employees. Participation of individuals in this plan is determined by the Board. There are no current participants in this plan, although the Board may permit our current executive officers to participate following their retirement.

Deferred Compensation Arrangements.  We do not currently have any deferred compensation arrangements or plans.

Other.  We continue to provide benefits to the surviving spouse of former HGI Chairman, B. John Mackin, under the terms of a Consulting and Retirement Agreement dated August 27, 1981. Mr. Mackin retired as an employee of the Company in 1985. The agreement provides for health and dental benefits and annual retirement income of $112,500 to Mr. Mackin’s widow for the remainder of her life. This amount represents half of the $225,000 per annum that was paid to Mr. Mackin prior to his death in 2003.

Employment Agreements with Named Executive Officers; Payments upon Termination and Change in Control

Philip A. Falcone is, and Avram Glazer was, an employee at will; neither of these individuals was or is a party to an employment agreement with the Company. We have employment agreements with Francis T. McCarron, our Executive Vice President and Chief Financial Officer, and Leonard DiSalvo, our Vice President — Finance. We also have indemnification agreements with each of our named executive officers, pursuant to which we agreed to indemnify them to the fullest extent of the law.

Other than the termination payments payable to Messrs. McCarron and DiSalvo as described below, we are not obligated to make any payments or provide any benefits to our named executive officers upon the termination of employment, a change of control of the Company, or a change in the named executive officer’s responsibilities following a change of control.

Employment Agreement with Francis T. McCarron

Pursuant to our employment agreement with Mr. McCarron dated as of December 24, 2009, Mr. McCarron’s annual base salary is $500,000 and, beginning January 1, 2010, he is eligible to earn an annual cash bonus targeted at 300% of his base salary upon the attainment of certain reasonable performance objectives to be set by, and in the sole discretion of, our Board or the Compensation Committee of the Board, in consultation with Mr. McCarron. For 2010, Mr. McCarron is guaranteed a minimum annual bonus of $500,000.

Pursuant to his employment agreement, Mr. McCarron was granted an initial non-qualified option to purchase 125,000 shares of our common stock (the “Initial Option”) pursuant to our Amended and Restated 1996 Long-Term Incentive Plan. The Initial Option will vest in three substantially equal annual installments, subject to Mr. McCarron’s continued employment on each annual vesting date, and has an exercise price equal to the fair market value of a share of common stock on the date of grant. For years beginning on or after January 1, 2011, Mr. McCarron will be eligible to receive an additional annual option or similar equity grant having a fair value targeted at between 25% and 50% of Mr. McCarron’s total annual compensation for the immediately preceding year, subject to the sole discretion of our Board (including the discretion to grant awards higher than the targeted amount).

If Mr. McCarron’s employment is terminated for any reason, he is entitled to his salary through his final date of active employment plus any accrued but unused vacation pay. He is also entitled to any benefits mandated under COBRA or required under the terms of the Company plans described above.

If Mr. McCarron’s employment is terminated by us without cause, or by him for Good Reason, as defined below, at any time on or prior to December 31, 2010, he will be entitled to the continuation of his base salary until December 31, 2010 and his initial non-qualified option to purchase 125,000 shares of our common stock will become fully vested. In addition, he will be entitled to his annual bonus for 2010, in an amount equal to the greater of $500,000 or the bonus earned for the year based upon the actual attainment of the performance goals, as pro-rated for the number of days Mr. McCarron was employed in 2010. If the termination of employment occurs at any time after December 31, 2010, Mr. McCarron will be entitled to the continuation of his base salary for three months following such termination and full vesting of his initial option. He will also be entitled to his 2010 annual bonus to the extent not previously paid as of the date his employment terminates.

“Good Reason” means the occurrence of any of the following events without either Mr. McCarron’s express prior written consent or full cure by us within 30 days: (i) any material diminution in Mr. McCarron’s title, responsibilities or authorities, (ii) the assignment to him of duties that are materially inconsistent with his duties as the principal financial officer of the Company; (iii) any change in the reporting structure so that he reports to any person or entity other than CEO and/or the Board; (iv) the relocation of Mr. McCarron’s principal office, or principal place of employment, to a location that is outside the borough of Manhattan, New York; (v) a breach by the Company of any material terms of Mr. McCarron’s employment agreement; or (vi) any failure of the Company to obtain the assumption (in writing or by operation of law) of our obligations under his employment agreement by any successor to all or substantially all of our business or assets upon consummation of any merger, consolidation, sale, liquidation, dissolution or similar transaction.

Retention and Consulting Agreement with Leonard DiSalvo

On January 22, 2010, we entered into a Retention and Consulting Agreement with Mr. DiSalvo, pursuant to which Mr. DiSalvo will continue to be employed by the Company through May 31, 2010, and will then be entitled to the following retention payments: (i) a lump sum payment equal to $150,000; (ii) a pro-rated bonus for 2010 equal to $34,453; and (iii) three months of outplacement services.

Beginning on June 1, 2010, Mr. DiSalvo will provide certain consulting services to us for 12 months. For each full month of service, Mr. DiSalvo will be compensated at a rate equal to 1/12th of his annual base salary at the salary rate in effect on the date his employment terminates. In addition, if Mr. DiSalvo elects health care continuation coverage under COBRA, we will pay his COBRA premiums during the 12-month consulting period at the same rate we pay health insurance premiums for our active employees.

Mr. DiSalvo’s outstanding stock options will continue to be subject to the terms of our 1996 Long-Term Incentive Plan; provided, that for purposes of his outstanding options only, Mr. DiSalvo’s employment will be deemed to terminate on August 31, 2010.

Mr. DiSalvo’s entitlement to these payments and other benefits will be forfeited if his employment is terminated by us for cause or if he voluntarily resigns prior to May 31, 2010. Mr. DiSalvo may terminate the consulting period at any time upon providing us with 30 days’ prior written notice. We may terminate the consulting period at any time for cause. Mr. DiSalvo’s entitlement to the payments will also be subject to his execution of a release in a form reasonably acceptable to us.

Director Compensation

The following table shows for the fiscal year 2009 certain information with respect to the compensation of the current directors of the Company (the “Current Directors”) and those individuals who were directors at any time during 2009 but are not currently directors (the “Former Directors”), excluding Philip A. Falcone and Avram A. Glazer, whose respective compensation is disclosed in the Summary Compensation Table above.

	Fees Earned				Non-Equity	Nonqualified
	or Paid		Stock	Option	Incentive Plan	Deferred	All Other
	in Cash		Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)		($)	($)	($)	Earnings	($)	($)

Current Directors:
Lap W. Chan	40,397	(2)	—	—	—	—	—	40,397
Lawrence M. Clark, Jr.	—		—	—	—	—	—	—
Keith M. Hladek	—		—	—	—	—	—	—
Thomas Hudgins	29,679	(3)	—	—	—	—	—	29,679
Peter A. Jenson	—		—	—	—	—	—	—
Robert V. Leffler	56,000	(3)	—	—	—	—	—	56,000
Former Directors:
Warren H. Gfeller	19,408		—	—	—	—	—	19,408
Corrine J. Glass	—		—	—	—	—	—	—
Bryan G. Glazer	18,356		—	—	—	—	—	18,356
Darcie S. Glazer	18,356		—	—	—	—	—	18,356
Edward S. Glazer	18,356		—	—	—	—	—	18,356
John R. Halldow	18,880		—	—	—	—	—	18,880

(1)	During 2009, directors who were not employees of the Company were paid an annual retainer of $35,000 (on a quarterly basis), plus $1,000 per meeting for each standing committee of the Board on which a director served or $2,000 per meeting for each standing committee of the Board of which a director was Chairman. Messrs. Chan, Clark, Falcone, Hladek, Hudgins and Jenson were first elected directors on October 31, July 9, July 9, October 7, October 7 and July 9, respectively. Those directors who also are employees of the Company or employees of the Harbinger Funds (or an affiliate) do not receive any compensation for their services as directors.

(2)	For his service as Chairman of the Special Committee, Mr. Chan was paid an additional fee of $25,000 per calendar month during which the Special Committee was in existence, and a fee of $1,500 per meeting.

(3)	For service on the Special Committee, Messrs. Hudgins and Leffler were paid a fee of $10,000 per calendar month during which the Special Committee was in existence, and a fee of $1,500 per meeting.

The aggregate number of equity-based awards held by our current and former directors as of December 31, 2009 were as follows: Mr. B. Glazer, 8,000 shares; Ms. D. Glazer, 8,000 shares; Mr. E. Glazer, 8,000 shares; and Mr. Robert Leffler, 8,000 shares. All equity-based awards previously granted to the directors were fully vested prior to January 1, 2009; accordingly, no amounts were included in the “Stock Awards” column to reflect expense recognized for financial statement reporting purposes.

CHANGE IN CONTROL

On July 9, 2009, The Malcolm I. Glazer Family Limited Partnership, Malcolm I. Glazer, Avram A. Glazer, Linda Glazer, Bryan Glazer, Edward Glazer and Joel Glazer, stockholders of our Company, collectively sold 9,937,962 shares of our common stock to the Harbinger Funds for a purchase price, in the aggregate, of $74,534,715. On August 24, 2009, the Harbinger Funds purchased an additional 12,099 shares of our common stock for an aggregate purchase price of $90,742.50. Immediately following these transactions, the Harbinger Funds held approximately 51.6% of the issued and outstanding capital stock of our Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and greater than 10% stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that, during 2009, all such filings required to be made by such persons were timely made in accordance with the requirements of the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee of HGI’s Board of Directors is composed solely of independent directors and operates under a written charter adopted by the Board that governs the Committee’s structure, membership and operation. A copy of the Charter is available on our website under the “Corporate Governance” heading at www.harbingergroupinc.com. During 2009, the Audit Committee met four times. Representatives from Deloitte were present at all of the Committee’s four meetings.

The primary objective and role of the Audit Committee is to (1) assist the Board in monitoring (a) the integrity of the accounting and financial reporting practices of the Company, (b) the qualifications and independence of the registered public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company, (c) performance of the Company’s internal audit function, and (d) the compliance by the Company with legal and regulatory requirements; and (2) prepare any reports required by law to be prepared by the Committee, including any reports required to be included in the Company’s annual proxy statement and as otherwise required by law.

The Audit Committee has sole authority over the appointment and replacement of the independent registered public accounting firm and is directly responsible for its compensation and oversight (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting). Accordingly, the Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by its independent registered public accounting firm. The Company’s independent registered public accounting firm reports directly to the Audit Committee.

The Audit Committee also maintains procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding these matters.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm for the year ended December 31, 2009, Deloitte & Touche LLP, was responsible for performing an audit and expressing an opinion as to whether the Company’s financial statements fairly present the consolidated financial position, results of operation and cash flows of the Company in conformity with accounting principles generally accepted in the United States, and reporting on the effectiveness of internal control over financial reporting.

The Audit Committee has received and reviewed the written disclosures of Deloitte and the letter regarding Deloitte’s independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee discussed with Deloitte the Company’s financial management and financial structure and the matters relating to the conduct of the audit required to be discussed by Statement on Auditing Standards 114. The Audit Committee also reviewed and discussed with the Company’s management the Company’s audited consolidated financial statements relating to 2009.

Based upon the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s consolidated financial statements for 2009, audited by Deloitte, be included in the Company’s 2009 Annual Report on Form 10-K filed with the SEC on March 9, 2010, and the Board of Directors approved such inclusion.

Thomas Hudgins, Chairman
Lap Wai Chan
Robert V. Leffler, Jr.

AUDITORS’ FEES

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee Charter provides that the Audit Committee of our Board has the sole authority and responsibility to pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board (“PCAOB’) the Audit Committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm. The Audit Committee has also delegated pre-approval to the Audit Committee Chair for services with fees below $50,000; however, any services pre-approved by senior management must be reported to the full Audit Committee at its next meeting.

The following table sets forth the professional fees we paid to Deloitte for professional services rendered for the fiscal years 2009 and 2008:

	For the Year Ended	For the Year Ended
	December 31, 2009	December 31, 2008

Audit Fees	$107,215	$122,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$107,215	$122,500

The Audit Fees paid to Deloitte were for the following professional services rendered:

•	audit of the Company’s annual financial statements, including fees for work related to the Company’s audit and report regarding the Company’s effectiveness of internal controls over financial reporting and compliance with our obligations under Sarbanes-Oxley, for the years ended December 31, 2009 and December 31, 2008,

•	review of the Company’s quarterly financial statements, and

•	services normally provided in connection with statutory or regulatory filings or engagements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the number of shares of HGI common stock owned beneficially as of April 16, 2010 by

•	each person known to the Company to beneficially own more than 5% of the outstanding shares of common stock,

•	each director,

•	the named executive officers, and

•	all directors and executive officers as a group.

Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

The following calculations are based upon the shares of the Company’s common stock issued and outstanding on April 16, 2010 plus the number of such shares of common stock outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of the Company’s common stock subject to options exercisable within 60 days of April 16, 2010 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

HGI

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership	Percent of Class

Harbinger Capital Partners Master Fund I, Ltd.(1)	3,316,687	17.2%
Harbinger Capital Partners Special Situations Fund, L.P.(2)	3,316,687	17.2%
Global Opportunities Breakaway Ltd.(3)	3,316,687	17.2%
Royce & Associates, LLC(4)	1,988,800	10.3%
River Road Asset Management, LLC(5)	1,981,753	10.3%
Dimensional Fund Advisors LP(6)	1,237,936	6.4%
Lap W. Chan(7)	0	*
Lawrence M. Clark, Jr.(8)	0	*
Leonard DiSalvo(7),(9)	260,000	1.3%
Philip A. Falcone(10)	9,950,061	51.6%
Keith M. Hladek(8)	0	*
Thomas Hudgins(7)	0	*
Peter A. Jenson(8)	0	*
Robert V. Leffler, Jr.(7),(9)	8,000	*
Francis T. McCarron(7)	0	*
Avram A. Glazer(11)	0	*
All directors and executive officers of the Company as a group (10 persons)	10,218,061	52.3

*	Represents beneficial ownership of less than 1.0%.

(1)	Based solely on a Schedule 13D/A, dated November 3, 2009, Harbinger Capital Partners Master Fund I, Ltd. (“Master Fund”), c/o Harbinger Capital Partners LLC, 450 Park Avenue, 30th Floor, New York, New York, 10022, is the beneficial owner of 3,316,687 shares of our common stock, which may also be deemed to be beneficially owned by Harbinger Capital Partners LLC, the investment manager of Master Fund; Harbinger Holdings, LLC (“Harbinger Holdings”), the managing member of Harbinger Capital Partners LLC; and Philip Falcone, the managing member of Harbinger Holdings and the portfolio manager of Master Fund, and each has shared voting and dispositive power as to the 3,316,687 shares.

(2)	Based solely on a Schedule 13D/A, dated November 3, 2009, Harbinger Capital Partners Special Situations Fund, L.P. (“Special Situations Fund”), 450 Park Avenue, 30th Floor, New York, New York 10022, is the beneficial holder of 3,316,687 shares of our common stock, which may be deemed to be beneficially owned by Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), the general partner of Special Situations Fund; Harbinger Holdings, the managing member of HCPSS; and Philip Falcone, the managing member of Harbinger Holdings and the portfolio manager of Special Situations Fund, and each has shared voting and dispositive power as to the 3,316,687 shares.

(3)	Based solely on a Schedule 13D/A, dated November 3, 2009, Global Opportunities Breakaway Ltd. (“Global Fund”), c/o Harbinger Capital Partners II LP, 450 Park Avenue, 30th Floor, New York, New York 10022, is the beneficial holder of 3,316,687 shares of our common stock, which may be deemed to be beneficially owned by Harbinger Capital Partners II LP (formerly Global Opportunities Breakaway Management, L.P.) (“HCP II”), the investment manager of the Global Fund; Harbinger Capital Partners II GP LLC (formerly Global Opportunities Breakaway Management GP, L.L.C.) (“HCP II GP”), the general partner of HCP II; and Philip Falcone, the managing member of HCP II GP and the portfolio manager of Global Fund, and each has shared voting and dispositive power as to the 3,316,687 shares.

(4)	Based solely on a Schedule 13G/A, dated February 11, 2010, Royce & Associates, LLC (“Royce” ), 745 Fifth Avenue, New York, New York 10151, is the beneficial owner of 1,988,800 shares of our common stock with sole voting power over the 1,988,800 shares. Royce is an investment adviser registered in accordance with SEC rules.

(5)	Based solely on a Schedule 13G/A, dated February 16, 2010, River Road Asset Management, LLC (“River Road”), 462 S. 4th St., Ste 1600, Louisville, KY 40202, is the beneficial owner of 1,981,753 shares of our common stock with sole voting power over 1,447,553 shares and no shared voting power. River Road is an investment adviser registered in accordance with SEC rules.

(6)	Based solely on a Schedule 13G/A, dated February 8, 2010, Dimensional Fund Advisors LP (“Dimensional Fund”), Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746, is the beneficial owner of 1,237,936 shares of our common stock with sole voting power over 1,229,836 shares and no shared voting power. Dimensional Fund is an investment adviser registered in accordance with SEC rules.

(7)	The address of Messrs. Chan, DiSalvo, Hudgins, Leffler and McCarron is c/o Harbinger Group Inc., 100 Meridian Centre, Suite 350, Rochester, New York 14618.

(8)	The address of Messrs. Clark, Hladek and Jenson is c/o Harbinger Capital Partners LLC, 450 Park Avenue, 30th Floor, New York, New York 10022.

(9)	Includes 260,000 and 8,000 shares of our common stock issuable under options exercisable within 60 days of April 16, 2010 held by Messrs. DiSalvo and Leffler, respectively.

(10)	Based solely on a Schedule 13D/A, dated November 3, 2009, Philip Falcone, the managing member of Harbinger Holdings and portfolio manager of each of Master Fund, Special Situations Fund and Global Fund, may be deemed to indirectly beneficially own 9,950,061 shares of our common stock, constituting approximately 51.6% of our outstanding common stock, and has shared voting and dispositive power as to the 9,950,061 shares. Mr. Falcone disclaims beneficial ownership of the 9,950,061 shares of our common stock, except with respect to his pecuniary interest therein. Mr. Falcone’s address is c/o Harbinger Capital Partners LLC, 450 Park Avenue, 30th Floor, New York, New York 10022.

(11)	The address of Avram Glazer is 777 South Flagler Avenue, Suite 800, West Palm Beach, Florida 33401.

The following table indicates the number of shares of common stock of HGI’s subsidiaries owned beneficially as of April 16, 2010 by each director, named executive officer and all directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity.

Zap.Com Corporation

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class

Lap W. Chan(1)	0	*
Lawrence M. Clark, Jr.(2)	0	*
Leonard DiSalvo(1)	0	*
Philip A. Falcone(3)	49,730,165	99.5%
Avram Glazer(4)	0	*
Keith M. Hladek(2)	0	*
Thomas Hudgins(1)	0	*
Peter A. Jenson(2)	0	*
Robert V. Leffler, Jr.(1)	0	*
Francis T. McCarron(1)	0	*
All directors and executive officers of HGI as a group (10 persons)	49,730,165	99.5%

*	Represents beneficial ownership of less than 1.0%.

(1)	The address of Messrs. Chan, DiSalvo, Hudgins, Leffler and McCarron is c/o Harbinger Group Inc., 100 Meridian Centre, Suite 350, Rochester, New York 14618.

(2)	The address of Messrs. Clark, Hladek and Jenson is c/o Harbinger Capital Partners LLC, 450 Park Avenue, 30th Floor, New York, New York 10022.

(3)	Based solely on a Schedule 13D/A, dated November 3, 2009, 51.6% of our common stock is owned by the Harbinger Funds. Such shares may be deemed to be beneficially owned by certain affiliates of the Harbinger Funds, including Philip A. Falcone. Such persons disclaim beneficial ownership of the 9,950,061 shares of our common stock and the 49,730,165 shares of Zap.Com common stock owned by HGI, except with respect to their respective pecuniary interests therein. Mr. Falcone’s address is c/o Harbinger Capital Partners LLC, 450 Park Avenue, 30th Floor, New York, New York 10022.

(4)	The address of Avram Glazer is 777 South Flagler Avenue, Suite 800, West Palm Beach, Florida 33401.

By Order of the Board of Directors,

Philip A. Falcone
Chairman of the Board,
President and Chief Executive Officer

Rochester, New York
April 23, 2010

HARBINGER GROUP INC.
100 MERIDIAN CENTRE, SUITE 350
ROCHESTER, NEW YORK 14618
(585) 242-2000
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned stockholder of HARBINGER GROUP INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2010, and hereby appoints each of Francis T. McCarron and Peter A. Jenson, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of HARBINGER GROUP INC. to be held on May 25, 2010 at 4:00 p.m., local time, at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on this proxy card. These proxies are authorized to vote in their discretion upon such other business as may properly come before the 2010 Annual Meeting of Stockholders or any adjournment or postponement thereof.
ANNUAL MEETING OF STOCKHOLDERS OF
HARBINGER GROUP INC.
May 25, 2010
4:00 p.m. (Eastern Daylight Time)
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available at
www.harbingergroupinc.com under the heading “Annual Meeting and Materials.”
          Please date and sign your proxy card. Please detach along the perforated line and mail in the envelope provided as soon as possible.
          Harbinger Group Inc. offers phone voting 24 hours a day, 7 days a week. On a touch-tone phone, call toll-free 1-800-PROXIES (or 1-800-776-9437). You will hear these instructions:
•	Enter the control number from the box above, just below the perforation.

•	You will then have two options:
o	Option 1: to vote as the board of directors recommends on all proposals; or

o	Option 2: to vote on each proposal separately.
•	Your vote will be repeated to you and you will be asked to confirm it.
IF YOU HAVE VOTED BY PHONE, PLEASE DO NOT RETURN THE PROXY CARD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available at www.harbingergroupinc.com under the heading “Annual Meeting and Materials.” Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. ANNUAL MEETING OF STOCKHOLDERS OF HARBINGER GROUP INC. May 25, 2010 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330000000000000000 9 060309 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 2. To ratify the appointment of Deloitte & Touche LLP as the NOMINEES: Company’s independent registered public accounting firm for our Thomas Hudgins fiscal year ending December 31, 2010. 1 Election of Directors Robert V. Leffler, Jr. FOR AGAINST ABSTAIN This proxy will be voted as directed, or if no direction is indicated, will be voted FOR Proposals 1 and 2. Any proxy which is executed in such a manner as not to withhold authority to vote for the election of any director nominee shall be deemed to grant such authority. The Board recommends a vote FOR Proposals 1 and 2. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:? To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Signature of Stockholder Date: Signature of Stockholder Date: Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.